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EXHIBIT 3.1

DEAN HELLER                                                     FILED #C11517-00
Secretary of State
204 North Carson Street, Suite 1                                 APR 26 2004
Carson City, Nevada 89701-4299
(778) 684-5708
Website: secretaryof state.biz

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CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)
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             CERTIFICATE OF AMENDMENT OT ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
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         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
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1. Name of corporation:

Voyager One, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

Article Four
Capital Stock

The Amount of the total authorized capital stock of this corporation is $205,000 as 200,000,000 shares of common stock and 5,000,000 shares of preferred stock each with a par value of $0.001. Such shares are non-assessable.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

see attached
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have boted in favor of the amendment is 95%.
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4. Effective date of filing (optional):
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                                        (must not be later than 80 days after
                                              the certificate is filed)
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5. Officer Signature (required): /s/ John Lichter
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.





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                                  ARTICLE FOUR
                                  CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $205,000 as 200,000,000 shares of common stock and 5,000,000 shares of preferred stock each with a par value of $0.001. Such shares are non- assessable.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of tha series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;

         (e) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.